As filed with the Securities and Exchange Commission on July 24, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	6719	91-1572822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
111 North Wall Street
Spokane, Washington 99201
(509) 227-5389
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Andrew J. Schultheis, Secretary
Sterling Financial Corporation
111 North Wall Street
Spokane, Washington 99201
(509) 458-2884
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of communications to:
Andrew J. Schultheis, Esq.
Richard A. Repp, Esq.
Witherspoon, Kelley, Davenport & Toole, P.S.
1100 U.S. Bank Building
422 West Riverside Avenue
Spokane, Washington 99201
(509) 624-5265
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum	Amount of
of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered(1)(2)	unit(1)(2)	price(1)(2)	fee(2)

Common Stock, par value $1.00 per share(3)

Preferred Stock, par value $1.00 per share(4)

Total			$100,000,000	$10,700

(1)	Pursuant to the Notes to Calculation of Fee Table to Form S-3, the Amount To Be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities that are registered hereby.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.

(3)	An indeterminate number of shares of common stock, par value $1.00 per share, are covered by this Registration Statement.

(4)	An indeterminate number of shares of preferred stock, par value $1.00 per share, are covered by this Registration Statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Common Stock
Preferred Stock
        We may offer and sell from time to time in one or more offerings, shares of common stock and shares of preferred stock of Sterling Financial Corporation.
      Our common stock is quoted on the Nasdaq National Market under the symbol “STSA.” The closing sales price of our common stock on the Nasdaq National Market on July 24, 2006 was $30.25 per share.
      Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.
      We will sell the shares to underwriters or dealers, through agents, or directly to investors, or a combination of these methods.
       Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus, as well as in supplements to this prospectus.
       Shares of our common stock and preferred stock are not savings or deposit accounts or other obligations of any of our bank or non-bank subsidiaries, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
      The date of this prospectus is July 24, 2006.

ABOUT THIS PROSPECTUS
      This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.” By using a shelf registration statement, we may issue and sell to the public any part or all of the shares described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $100,000,000 of our common and preferred stock. The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
      This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.”
      We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.
      You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.
      References in this prospectus to Sterling, we, us and our are to Sterling Financial Corporation, a Washington corporation.
FORWARD-LOOKING STATEMENTS
      This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. The words “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and variations of these words and similar expressions are generally intended to identify these forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places.
      These forward-looking statements may also include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, our de novo branching and acquisition efforts, and the economic conditions within our markets. These forward-looking statements involve numerous possible risks and uncertainties, many of which are beyond our control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) performance of bank and non-bank subsidiaries; (2) deterioration in general economic conditions or real estate markets, internationally, nationally or regionally; (3) legislative or regulatory changes adversely affecting fiscal and monetary policies and the businesses in which we engage; (4) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (5) increased competitive pressure among financial services companies; (6) unfavorable conditions in the capital markets; (7) the occurrence of future terrorist acts; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by us with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date any forward-looking statements are made.

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OUR BUSINESS
      Sterling Financial Corporation, or Sterling, is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank headquartered in Spokane, Washington that opened in 1983 as a stock savings and loan association, and converted to a commercial bank in July 2005. The principal operating subsidiaries of Sterling Savings Bank are Action Mortgage Company, INTERVEST-Mortgage Investment Company and Harbor Financial Services, Inc. Golf Savings Bank is a Washington State-chartered, federally insured savings bank, which was acquired by Sterling in July 2006.
      Sterling is committed to providing personalized, quality financial services to its customers. Sterling believes that this dedication to personalized service has enabled it to grow both its retail deposit base and its lending portfolio in the Pacific Northwest region. With $8.04 billion in total assets at June 30, 2006, Sterling originates loans and attracts Federal Deposit Insurance Corporation, or FDIC, insured deposits from the general public through 137 financial service centers located in Washington, Oregon, Idaho and Montana. Sterling also originates loans through Action Mortgage Company residential loan production offices in the four-state area, as well as Utah, and through INTERVEST-Mortgage Investment Company commercial real estate lending offices in the western region. Sterling also markets fixed income and equity products, mutual funds, fixed and variable annuities and many other financial products through Harbor Financial Services, Inc. service representatives located throughout Sterling’s financial service center network.
      Our shares of common stock are quoted on the Nasdaq National Market under the symbol STSA. The last reported sales price of our common stock on July 24, 2006 was $30.25. Our executive offices are located at 111 North Wall Street, Spokane, Washington 99201. You can also contact us by telephone at (509) 227-5389, or through our website at www.sterlingfinancialcorporation-spokane.com. The information on Sterling’s website is not part of this prospectus. Unless specifically noted otherwise in this prospectus, all references to “we,” “us,” “our,” or the “Company” refer to Sterling and its subsidiaries.
      For additional information about Sterling’s business, see Sterling’s annual and quarterly reports, and the other documents Sterling files with the SEC, which are incorporated into this registration statement by reference. See “Where You Can Find More Information” on page 2.
RISK FACTORS
      Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated herein by reference in its entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference herein before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.
USE OF PROCEEDS
      Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

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PLAN OF DISTRIBUTION
      We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our filings are available on our website at www.sterlingfinancialcorporation-spokane.com.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.
      We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.
      This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 15, 2006;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the Securities and Exchange Commission on May 9, 2006;

•	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 24, 2006, April 26, 2006, June 5, 2006, July 6, 2006 and July 18, 2006; and

•	The description of our common stock contained in our registration statement on Form S-3 (Registration No. 333-130512) filed on December 20, 2005, including any amendment or report filed for the purpose of updating such description.
      Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.
      Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

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      Our filings are available on our website, www.sterlingsavingsbank.com. Information contained in or linked to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:
Sterling Financial Corporation
111 North Wall Street
Spokane, Washington 99201
(509) 227-5389
DESCRIPTION OF SECURITIES
      We may offer shares of common stock and shares of preferred stock under this prospectus. A description of the securities, the terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.
INTERESTS OF NAMED EXPERTS AND COUNSEL
      The validity of the shares of common stock being offered by this prospectus will be passed upon for us by the law firm of Witherspoon, Kelley, Davenport & Toole, P.S. Ned M. Barnes, a director of Sterling’s subsidiary, Sterling Savings Bank, and Andrew J. Schultheis, Sterling’s Secretary, are principals of Witherspoon, Kelley, Davenport & Toole, P.S. In addition, as of July 21, 2006, principals of Witherspoon, Kelley, Davenport & Toole, P.S. beneficially owned an aggregate of approximately 75,000 shares of Sterling common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of BDO Seidman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution
      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. We will bear all of these expenses.

Registration fee under the Securities Act	$10,700
Legal fees and expenses	$100,000	*
Accounting fees and expenses	$75,000	*
Printing expenses	$75,000	*
Other miscellaneous fees and expenses	$139,300	*

Total	$400,000	*

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.	Indemnification Of Officers And Directors
      Section 23B.08.570 of the Washington Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors, officers, employees and other agents of the corporation (“Agents”) in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.
      Our Board of Directors has resolved to indemnify the officers and directors of the registrant to the full extent permitted by Section 23B.08.570 of the Washington Business Corporation Act, and Article XI of our Amended and Restated Articles of Incorporation and Article X of our Amended and Restated Bylaws authorize the registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the Washington Business Corporation Act, and permits the registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the Washington Business Corporation Act. In addition, the registrant maintains a directors and officers liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 16.	Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Registration Statement on Form S-3 dated December 20, 2005, and incorporated by reference herein.
4.2	Articles of Amendment of Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.2 to Sterling’s Registration Statement on Form S-3 dated December 20, 2005, and incorporated by reference herein.
4.3	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.3 to Sterling’s Registration Statement on Form S-4 dated December 9, 2002, and incorporated by reference herein.
4.4	Sterling has outstanding certain long-term debt. None of such debt exceeds ten percent of Sterling’s total assets; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits. Copies of instruments with respect to such long-term debt will be furnished to the Securities and Exchange Commission upon request.
5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. (with respect to the validity of the common stock to be issued hereunder). Filed herewith.
23.1	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1).
23.2	Consent of BDO Seidman, LLP. Filed herewith.
24.1	Powers of Attorney (included in the signature page and filed herewith).

*	To be filed by amendment or as an exhibit to a report on Form 8-K under the Exchange Act, subsequent to effectiveness, pursuant to Regulation S-K, Item 601(b)(1) under the Exchange Act.

Item 17.	Undertakings
      A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, that:
      A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
      B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, that registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      D. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Spokane, state of Washington, on the 24th day of July, 2006.

Sterling	Financial Corporation

(Registrant)

By:	/s/ Daniel G. Byrne

Daniel G. Byrne
Executive Vice President,
Assistant Secretary, and
Chief Financial Officer
POWER OF ATTORNEY
      Each person whose signature appears below appoints Harold B. Gilkey, Daniel G. Byrne and Andrew J. Schultheis, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold B. Gilkey Harold B. Gilkey	Chairman of the Board and Chief Executive Officer	July 24, 2006

/s/ William W. Zuppe William W. Zuppe	President, Chief Operating Officer and Director	July 24, 2006

/s/ Daniel G. Byrne Daniel G. Byrne	Executive Vice President, Assistant Secretary, and Principal Financial Officer	July 24, 2006

/s/ William R. Basom William R. Basom	Vice President, Treasurer and Principal Accounting Officer	July 24, 2006

/s/ Rodney W. Barnett Rodney W. Barnett	Director	July 24, 2006

Signature	Title	Date

/s/ Donald N. Bauhofer Donald N. Bauhofer	Director	July 24, 2006

/s/ William L. Eisenhart William L. Eisenhart	Director	July 24, 2006

/s/ James P. Fugate James P. Fugate	Director	July 24, 2006

/s/ Robert D. Larrabee Robert D. Larrabee	Director	July 24, 2006

/s/ Donald J. Lukes Donald J. Lukes	Director	July 24, 2006

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Registration Statement on Form S-3 dated December 20, 2005, and incorporated by reference herein.
4.2	Articles of Amendment of Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.2 to Sterling’s Registration Statement on Form S-3 dated December 20, 2005, and incorporated by reference herein.
4.3	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.3 to Sterling’s Registration Statement on Form S-4 dated December 9, 2002, and incorporated by reference herein.
4.4	Sterling has outstanding certain long-term debt. None of such debt exceeds ten percent of Sterling’s total assets; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits. Copies of instruments with respect to such long-term debt will be furnished to the Securities and Exchange Commission upon request.
5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. (with respect to the validity of the common stock to be issued hereunder). Filed herewith.
23.1	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1).
23.2	Consent of BDO Seidman, LLP. Filed herewith.
24.1	Powers of Attorney (included in the signature page and filed herewith).

*	To be filed by amendment or as an exhibit to a report on Form 8-K under the Exchange Act, subsequent to effectiveness, pursuant to Regulation S-K, Item 601(b)(1) under the Exchange Act.